UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2016

KURA ONCOLOGY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37620	61-1547851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11119 North Torrey Pines Road, Suite 125, La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 500-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 27, 2016 (the “Closing Date”), Kura Oncology, Inc. (the “Company”) entered into a loan and security agreement (the “Agreement”) with Oxford Finance LLC (“Oxford”), as the collateral agent and a lender, and Silicon Valley Bank, as a lender (together with Oxford, the “Lenders”), pursuant to which the Lenders have agreed to lend the Company up to $20.0 million in a series of term loans. Upon entering into the Agreement, the Company borrowed $7.5 million from the Lenders (“Term A Loan”).

Under the terms of the Agreement, the Company may, at its sole discretion, borrow from the Lenders up to an additional $12.5 million at any time between December 31, 2016 and May 1, 2017 (“Term B Loan” and together with Term A Loan, the “Term Loans”), subject to the Company’s successful advancement of KO-947, a small molecule inhibitor of extracellular-signal-regulated kinase, into Phase 1 clinical trials. In addition, each Term B Loan must be in an amount equal to the lesser of $5.0 million or the amount that is remaining under the Term B Loan.

The proceeds from the Term Loans under the Agreement may be used to satisfy the Company’s future working capital needs and to fund its general business requirements. The Company’s obligations under the Agreement are secured by a first priority security interest in substantially all of the Company’s current and future assets, other than its intellectual property.  The Company has also agreed not to encumber its intellectual property assets, except as permitted by the Agreement.

All of the Term Loans mature on November 1, 2020 (the “Maturity Date”) and will be interest-only through June 1, 2018, followed by 30 equal monthly payments of principal and interest. The Term Loans will bear interest at a per annum rate fixed at draw equal to the greater of (i) 7.75% and (ii) the sum of (a) the prime rate reported in The Wall Street Journal on the last business day of the month that immediately precedes the month in which the interest will accrue, plus (b) 4.25%.

The Company will be required to make a final payment of 7.50% of the amounts of the Term Loans drawn payable on the earlier of (i) the Maturity Date, (ii) the acceleration of any Term Loan, or (iii) the prepayment of the Term Loans.  The Company may prepay all, but not less than all, of the loaned amount upon 10 days’ advance written notice to Oxford, provided that the Company will be obligated to pay a prepayment fee equal to (i) 3.00% of the applicable Term Loan prepaid on or before the first anniversary of the applicable funding date, (ii) 2.00% of the applicable Term Loan prepaid between the first and second anniversary of the applicable funding date, and (iii) 1.00% of the applicable Term Loan prepaid thereafter, and prior to the Maturity Date (each, a “Prepayment Fee”).  The Company will also be required to make an unused payment fee in an amount equal to (a) 2.00% multiplied by (b) $20.0 million minus the aggregate amount of the Term Loans requested by the Company on or before May 1, 2017, on the earlier of May 2, 2017 or prior repayment of the Term Loans (the “Unused Fee”).

While any amounts are outstanding under the credit facility, the Company is subject to a number of affirmative and restrictive covenants, including covenants regarding delivery of financial statements, maintenance of inventory, payment of taxes, maintenance of insurance, dispositions of property, business combinations or acquisitions, incurrence of additional indebtedness and transactions with affiliates, among other customary covenants. The Company is also restricted from paying dividends or making other distributions or payments on its capital stock, subject to limited exceptions.

Upon the occurrence of certain events, including but not limited to the Company’s failure to satisfy its payment obligations under the Agreement, the breach of certain of its other covenants under the Agreement, or the occurrence of a material adverse change, Oxford will have the right, among other remedies, to declare all principal and interest immediately due and payable, and will have the right to receive the final payment fee, any Unused Fee and, if the payment of principal and interest is due prior to the Maturity Date, the applicable Prepayment Fee.

In connection with entering into the Agreement, the Company issued to the Lenders warrants exercisable for 67,976 shares of the Company’s common stock (the “Warrants”). The Warrants are exercisable in whole or in part, immediately, and have a per share exercise price of $3.31, which is the closing price of the Company’s common stock reported on the NASDAQ Global Select Market on the last trading day prior to the Closing Date. The

Warrants will terminate on the earlier of April 27, 2026 or the closing of a certain merger or consolidation transactions. If the Company borrows under Term B Loan, upon the funding of Term B Loan, the Company will issue to the Lenders additional warrants to purchase shares of the Company’s common stock equal to 3.00% of each Term B Loan amount divided by the lower of (i) the ten day average closing price of the Company’s common stock reported on the NASDAQ Global Select Market prior to funding or (ii) the closing price of the Company’s common stock reported on the NASDAQ Global Select Market on the day prior to funding.  Such lower amount of (i) and (ii) above shall also be the exercise price per share for such warrants. The terms of such warrants would be substantially the same as those contained in the Warrants.

The foregoing is only a summary of the material terms of the Agreement and the Warrants, and does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and the Warrants, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above that relates to the issuance of the Warrants is hereby incorporated by reference into Item 3.02.

The Warrants described in Item 1.01 above were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). The Warrants contain representations to support the Company’s reasonable belief that each of the recipients of such securities had access to information concerning the Company’s operations and financial condition, that each such recipient is acquiring the securities for its own account and not with a view to the distribution thereof, and that each such recipient is an “accredited investor” as defined by Rule 501 promulgated under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2016	KURA ONCOLOGY, INC.

	By:	/s/ Annette North
Annette North
Senior Vice President and General Counsel